Exhibit 99.1

News for Immediate Release

Contact:  Gary Santo
Investor Relations
First Marblehead
800 Boylston Street, 34th FL
Boston, MA 02199
617.638.2065

FIRST MARBLEHEAD ANNOUNCES FIRST QUARTER FINANCIAL RESULTS AND SUCCESSFUL FIRST FULL PEAK LENDING SEASON

BOSTON, MA -- 11/3/11 -- The First Marblehead Corporation (NYSE: FMD) today announced its financial and operating results for the first quarter of fiscal 2012.

The Company recorded a consolidated net loss of $88.0 million, or $0.87 per share, for the first quarter of fiscal 2012, compared to a consolidated net loss for the first quarter of fiscal 2011 of $65.0 million, or $0.64 per share.  The increase in the net loss of $23.0 million from the previous year’s comparable quarter was largely driven by an increase in the provision for loan losses of $17.8 million incurred by our Securitization Trusts segment.

Our Education Financing Segment, which more closely reflects the results attributable to First Marblehead stockholders, incurred a net loss of $18.1 million, or $0.18 per share, compared to a net loss of $16.1 million, or $0.16 per share, for the same quarter a year ago.

“I am very pleased with the progress we made during our first full peak lending season utilizing our Monogram® loan platform.  The credit quality of the originations continued to exceed our expectations,” said Daniel Meyers, Chairman and Chief Executive Officer. “The Monogram platform creates the type of high-quality portfolios which should be attractive to bank partners, our own bank subsidiary, and the capital markets.”

The Company presents two distinct reporting segments:  Education Financing and Securitization Trusts.  Our Education Financing segment includes the services we perform in designing and implementing various private education loan programs as well as other services, including portfolio management, trust administration, securitization structuring and asset servicing.  Our Education Financing segment also includes the results of our subsidiary Union Federal Savings Bank (Union Federal), including its Monogram-based education loan programs, and our subsidiary Tuition Management Systems LLC (TMS), including its tuition payment processing and transactional services.  Our Securitization Trusts segment reflects the results of 14 consolidated trusts, including 11 for which we have no ownership interest.

Education Financing Segment Results
For the quarter ended September 30, 2011, the net loss for the Education Financing segment was $18.1 million, or $0.18 per share, compared to a net loss of $16.1 million, or $0.16 per share, for the same quarter a year ago. The increase in the net loss between periods was primarily the result of $4.5 million in new marketing expenses relating to loan acquisition and the initial brand development of Union Federal’s Monogram-based education loan programs.  These expenses were partially offset by a cash distribution of $1.1 million received under TERI’s confirmed plan of reorganization.  In addition, non-interest revenues and expenses were both higher when compared to the quarter ended September 30, 2010, as a result of the inclusion of the operating results of TMS, which we acquired on December 31, 2010.

During the quarter, Union Federal booked Monogram-based loans in the aggregate principal amount of $17.0 million. The Company’s other lender clients booked loans in the aggregate principal amount of $14.3 million.

Stockholders' equity for the Education Financing segment was $239.5 million as of September 30, 2011 compared to $257.3 million at June 30, 2011.

Securitization Trusts Segment Results

For the quarter ended September 30, 2011, the net loss for the Securitization Trusts segment was $69.3 million, or $0.68 per share, compared to a net loss of $49.1 million, or $0.49 per share, for the same quarter a year ago.  The increase in the net loss between periods resulted primarily from an increase in the provision for loan losses of $17.8 million, coupled with a decline in net interest income of $8.9 million on lower average gross loan principal outstanding, which was partially offset by a cash distribution of $6.9 million received under TERI’s confirmed plan of reorganization.

Included in the Securitization Trusts segment are three GATE Trusts for which the Company owns 100% of the residual interests.  Net income from the GATE Trusts for the three month periods ended September 30, 2011 and 2010 were $1.6 million, or $0.02 per share, for each period.

The accumulated deficit for the Securitization Trusts segment was $1.20 billion as of September 30, 2011 compared with $1.13 billion at June 30, 2011.

Company Liquidity

As of September 30, 2011, the Company had $245.4 million in cash, cash equivalents and short-term investments, compared to $267.4 million at June 30, 2011.  During the quarter, the Company used $10.5 million in cash to fund purchases of mortgage-backed securities in an effort to further diversify Union Federal’s assets.  Net operating cash usage* for the quarter ended September 30, 2011 was $15.7 million, not including a $4.1 million  return of capital from certain participation interest accounts received during the quarter.  Net operating cash usage increased $5.1 million from the prior quarter ended June 30, 2011 mainly as a result of the marketing expenses incurred for the fall semester lending season.

*See below under the heading "Use of Non-GAAP Financial Measures".

Notice from the NYSE

The Company was notified yesterday by the New York Stock Exchange (NYSE) that the average closing price of the Company’s common stock over a consecutive 30 trading-day-period had fallen below the NYSE’s continued listing standard of $1.00 per share.  As of November 1, 2011, the consecutive 30 trading-day average closing price was $0.99 per share.

The Company has a period of six months from the date of the notice to satisfy the average share price requirement, and expects the deficiency to be cured within the prescribed timeframe.  Until then, the Company’s common stock will continue to be listed and traded on the NYSE, subject to the Company’s compliance with other NYSE continued listing requirements.

Quarterly Conference Call

First Marblehead will host a conference call on November 3, 2011 at 5:00 p.m. Eastern time to discuss its operating results.  Investors and other interested parties are invited to listen to the conference call via a simultaneous internet broadcast on the Company's website at www.firstmarblehead.com, under “For Investors,” or by dialing (866) 770-7051 in the United States or (617) 213-8064 from abroad and entering the pass code 93609770.

A replay will be available approximately two hours after completion of the call on First Marblehead's website or by dialing (888) 286-8010 from the U.S. or (617) 801-6888 from abroad, and entering the pass code 20506288.  The replay will be available for approximately two weeks.

About The First Marblehead Corporation –First Marblehead helps meet the need for education financing by offering national and regional financial institutions and educational institutions the Monogram® platform, an integrated suite of design, implementation and credit risk management services for private label, customizable private education loan programs.  For more information, go to www.firstmarblehead.com.  First Marblehead supports responsible lending and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally-guaranteed loans before considering private education loans; please see www.SmartBorrowing.org.  Through its subsidiary, Union Federal Savings Bank, First Marblehead offers private education loans, residential and commercial mortgage loans, and retail savings, money market and time deposit products.  For more information, go to www.unionfsb.com.  First Marblehead also offers outsourced tuition planning, billing and payment technology services through its subsidiary Tuition Management Systems LLC.  For more information, go to www.afford.com.

Statements in this press release, including the financial tables, regarding First Marblehead’s future financial and operating results and liquidity, including the characteristics of future Monogram-based private education loan portfolios, future stock price and continued NYSE listing, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based upon our historical performance, the historical performance of the securitization trusts that we have facilitated (the “Trusts”) and on our plans, estimates and expectations as of November 3, 2011.  The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates, intentions or expectations expressed or implied by us will be achieved.  You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause our actual financial or operating results, including the performance of the Trusts and resulting cash flows, facilitated loan volumes and resulting cash flows or financing-related revenues, or the timing of events, to be materially different than those expressed or implied by forward-looking statements.  Important factors that could cause or contribute to such differences include: market acceptance of, and demand for, our Monogram platform and fee-based service offerings, including our success in negotiating loan program agreements with additional lender clients; the successful sales and marketing of Monogram-based loan offerings, including the volume of loan applications and the extent to which loan applications ultimately result in booked loans; the volume, timing and performance of booked loans; the size and structure of any credit enhancement provided by First Marblehead in connection with our Monogram platform; our success in designing, implementing and commercializing private education loan programs through Union Federal Savings Bank, including receipt of and compliance with regulatory approvals and conditions with respect to such programs; capital markets conditions and our ability to structure securitizations or alternative financings; the size, structure and timing of any such securitizations or alternative financings; any investigation, audit, claim, regulatory action or suit relating to the transfer of the trust certificate of NC Residuals Owners Trust or the asset services agreement between the purchaser and First Marblehead, including as a result of the audit being conducted by the Internal Revenue Service relating to tax refunds previously received; resolution of litigation and regulatory proceedings pertaining to our Massachusetts state income tax returns; the estimates and assumptions we make in preparing our financial statements, including quantitative and qualitative factors used to calculate our allowance for loan losses and related provision and the estimated fair value of our service revenue receivables; our success in realizing the anticipated benefits of our acquisition of TMS, including additional fee-based revenues; and the other factors set forth under the caption “Part I– Item 1A. Risk Factors” in First Marblehead’s annual report on Form 10-K filed with the Securities and Exchange Commission on September 8, 2011.  Important factors that could cause or contribute to future adjustments to the estimates and assumptions we make in preparing our financial statements include: actual transactions or market observations relating to asset-backed securities, loan portfolios or corporate debt securities; variance between our performance assumptions and the actual performance of the Trusts; economic, legislative, regulatory, competitive and other factors affecting discount, default, recovery and prepayment rates on loan portfolios held by the Trusts, including general economic conditions, the consumer credit environment and unemployment rates; management’s determination of which qualitative and quantitative factors should be weighed in our calculations, and the weight to be given to such factors; capital markets receptivity to securities backed by private education loans; and interest rate trends.  We specifically disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if our estimates change, and you should not rely on those statements as representing our views as of any date subsequent to the date of this press release.

The First Marblehead Corporation and Subsidiaries
Condensed Consolidated Statements of Operations By Reporting Segment
For the Three Months Ended September 30, 2011 and 2010
(Unaudited)
(dollars and shares in thousands, except per share amounts)

	2011				2010
	Education Financing	Securitization Trusts	Eliminations	Total	Education Financing	Securitization Trusts	Eliminations	Total
Revenues:
Net interest income (loss) after provision for loan losses	$487	$(64,394)	$12	$(63,895)	$38	$(37,656)	$10	$(37,608)
Total non-interest revenues	11,992	380	(3,306)	9,066	5,006	293	(2,609)	2,690
Total revenues	12,479	(64,014)	(3,294)	(54,829)	5,044	(37,363)	(2,599)	(34,918)
Total non-interest expenses	30,950	12,179	(2,797)	40,332	20,031	11,770	(2,833)	28,968
Loss from operations	(18,471)	(76,193)	(497)	(95,161)	(14,987)	(49,133)	234	(63,886)
Other income—proceeds from TERI settlement	1,124	6,881	—	8,005	—	—	—	—
Loss before income taxes	(17,347)	(69,312)	(497)	(87,156)	(14,987)	(49,133)	234	(63,886)
Income tax expense	802	—	—	802	1,082	—	—	1,082
Net loss	$(18,149)	$(69,312)	$(497)	$(87,958)	$(16,069)	$(49,133)	$234	$(64,968)
Net loss per basic and diluted share	$(0.18)	$(0.68)	$(0.01)	$(0.87)	$(0.16)	$(0.49)	$0.01	$(0.64)
Basic and diluted weighted-average shares outstanding				101,334				100,762

The First Marblehead Corporation and Subsidiaries
Condensed Consolidated Balance Sheets By Reporting Segment
As of September 30, 2011 and June 30, 2011
(Unaudited)
(dollars in thousands)

	September 30, 2011				June 30, 2011
	Education Financing	Securitization Trusts	Eliminations	Total	Education Financing	Securitization Trusts	Eliminations	Total
Assets:
Cash, cash equivalents and short-term investments	$245,377	$—	$—	$245,377	$267,367	$—	$—	$267,367
Restricted cash and investments	142,074	123,412	—	265,486	124,687	127,709	—	252,396
Education loans, held to maturity	7,447	6,740,061	(364)	6,747,144	—	6,945,680	(376)	6,945,304
Service revenue receivables	30,530	—	(22,512)	8,018	29,610	—	(21,418)	8,192
Other assets	89,883	94,531	(2,247)	182,167	85,886	97,046	(4,274)	178,658
Total assets	$515,311	$6,958,004	$(25,123)	$7,448,192	$507,550	$7,170,435	$(26,068)	$7,651,917
Liabilities:
Deposits	$66,356	$—	$—	$66,356	$60,492	$—	$—	$60,492
Restricted funds due to clients	142,113	—	(2,659)	139,454	124,194	—	(2,306)	121,888
Long-term borrowings	—	8,129,118	—	8,129,118	—	8,273,140	—	8,273,140
Other liabilities	67,372	29,584	(17,229)	79,727	65,519	27,520	(16,703)	76,336
Total liabilities	275,841	8,158,702	(19,888)	8,414,655	250,205	8,300,660	(19,009)	8,531,856
Total stockholders’ equity (deficit)	239,470	(1,200,698)	(5,235)	(966,463)	257,345	(1,130,225)	(7,059)	(879,939)
Total liabilities and stockholders’ equity (deficit)	$515,311	$6,958,004	$(25,123)	$7,448,192	$507,550	$7,170,435	$(26,068)	$7,651,917

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on U.S. generally accepted accounting principles ("GAAP"), the Company has included in this press release an additional financial metric that we refer to as "net operating cash usage" that was not prepared in accordance with GAAP. We define "net operating cash usage" to mean approximate cash required to fund our operations.  "Net operating cash usage" is not directly comparable to our consolidated statement of cash flows prepared in accordance with GAAP.  Legislative and regulatory guidance discourage the use of, and emphasis on, non-GAAP financial metrics and require companies to explain why a non-GAAP financial metric is relevant to management and investors.  There are limitations associated with reliance on any non-GAAP financial measure, because any such measure is specific to our operations and financial performance, which makes comparisons with other companies' financial results more challenging.

The Company’s management and its board of directors use this non-GAAP financial metric, in addition to GAAP financial measures, as a basis for measuring and forecasting our core operating performance and comparing such performance to that of prior periods, and for our financial and operational decision-making.

We believe that the inclusion of this non-GAAP financial metric helps investors to better understand our quarterly and annual results, including our non-interest expenses and quarter-end liquidity position.  In addition, this non-GAAP financial measure is consistent with how we expect that investors, analysts and financial news media may evaluate our financial results.

"Net operating cash usage" should be considered in addition to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP.  “Net operating cash usage” relates strictly to our Education Financing segment, and excludes the effects of income taxes, acquisitions or divestitures, participation interest account funding, and changes in other assets and liabilities that are solely related to short-term timing of cash payments or receipts.

In accordance with the requirements of Regulation G promulgated by the Securities and Exchange Commission, the table below presents the most directly comparable GAAP financial measure, loss before income taxes, for the three months ended September 30, 2011 and 2010, and June 30, 2011, and reconciles the GAAP measure to the comparable non-GAAP financial metric:

 The First Marblehead Corporation and Subsidiaries
Net Operating Cash Usage, a non-GAAP Financial Measure
For the Three Month Periods Ended September 30, 2011 and 2010 and June 30, 2011
(Unaudited)
(dollars in thousands)

	September 30,		June 30,
	2011	2010	2011
Loss before income taxes	$(87,156)	$(63,886)	$(83,679)
(Income) loss and related eliminations attributable to:
NCSLT Trusts	70,896	50,680	65,764
GATE Trusts	(1,584)	(1,547)	(1,225)
Eliminations	497	(234)	(173)
Net loss before income taxes—Education Financing	(17,347)	(14,987)	(19,313)
Adjustments to net loss before income taxes—Education Financing:
Trust update (income) losses—additional structural advisory fees and residuals:
Securitization Trusts segment	(1,094)	78	722
Off-balance sheet VIEs	202	632	1,643
Asset servicing fees	(56)	(1,069)	(76)
Depreciation and amortization	1,234	2,527	1,680
Stock-based compensation expense	1,342	1,051	1,279
TMS deferred revenue	781	—	2,447
Cash receipts from education loans, net of interest income accruals	203	89	287
Cash receipts from trust distributions	28	294	30
Other	(983)	(1,040)	661
Non-GAAP net operating cash usage	$(15,690)	$(12,425)	$(10,640)